UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2018

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 11, 2018, Karyopharm Therapeutics Inc. (the “Company”) issued a press release announcing that it has priced a private offering of $150 million aggregate principal amount of its convertible senior notes due 2025 (the “Offering”). The notes will only be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of the press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Assuming successful completion of the Offering, including the Company’s receipt of assumed net proceeds, after deducting estimated discounts and commissions and estimated offering expenses payable by the Company, of $145.1 million, the Company expects that its existing cash, cash equivalents and short- and long-term investments, together with the net proceeds from the Offering, will be sufficient to fund its current operating and capital expenditure plans into the second quarter of 2020. The Company’s need for additional funds thereafter may be partially offset by cash generated from sales of drugs if selinexor receives accelerated approval and if the Company successfully commercializes selinexor in the United States, and from potential future payments related to collaboration or license arrangements the Company may seek to enter into as part of its strategy to commercialize selinexor outside the United States.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the Company’s expectation that, assuming successful completion of the Offering, the Company’s cash, cash equivalents and short- and long-term investments, will be sufficient to fund its current operating and capital expenditure plans into the second quarter of 2020, the potential for selinexor to receive accelerated approval, the Company’s potential to generate cash from sales of selinexor following any such approval and the potential for the Company to receive future payments related to collaboration or licenses agreements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. For example, there can be no guarantee that the Offering will be completed, or even if completed that the Company will receive net proceeds in an amount at least equal to its assumed net proceeds from the Offering; that any of the Company’s drug candidates, including selinexor, will successfully complete necessary clinical development phases; that development of any of the Company’s drug candidates will continue; or that any feedback from regulatory authorities will ultimately lead to the approval of selinexor or any of the Company’s other drug candidates. The Company’s expectations and, therefore, any forward-looking statements in this Current Report on Form 8-K could also be affected by risks and uncertainties relating to a number of other factors, including the following: uncertainties inherent in the offering of securities; the Company’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical studies; the Company’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its clinical trials; unplanned cash requirements and expenditures; development of drug candidates by the Company’s competitors for diseases in which the Company is currently developing its drug candidates; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for any drug candidates it is developing. These and other risks are described under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, which was filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2018, and in other filings that the Company may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and, except as required by law, the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018	KARYOPHARM THERAPEUTICS INC.

By: /s/ Christopher B. Primiano
Christopher B. Primiano Executive Vice President, Chief Business Officer, General Counsel and Secretary